Exhibit 4.2

EXHIBIT A

Form of Rights Certificate

Certificate No. R-______________    _____________ Rights

NOT EXERCISABLE AFTER SEPTEMBER 27, 2030 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AN AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]1

Rights Certificate

HOLLYSYS AUTOMATION TECHNOLOGIES LTD.

This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of September 24, 2020 (the “Rights Agreement”) between Hollysys Automation Technologies Ltd., a British Virgin Islands business company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on September 27, 2030, unless earlier redeemed or exchanged by the Company as set forth in the Rights Agreement, at the office of the Rights Agent designated for such purpose, a fully paid, nonassessable Preferred Share of the Company, at a purchase price of One Hundred Sixty Dollars ($160.00) per share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase and Certificate duly executed.

The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the close of business on the record date relating to the initial distribution of the Rights, based on the Preferred Shares as constituted at such date.

Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are Beneficially Owned (as such term is defined in the Rights Agreement) by (i) an Acquiring Person (as such term is defined in the Rights Agreement) or an Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) or, (ii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights with respect to such Rights from and after the occurrence of any such Triggering Event.

As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, in certain instances, be (i) redeemed by the Company at its option at a redemption price of $0.001 per Right or (ii) exchanged in whole or in part for shares of the Company’s Ordinary Shares or substitute consideration. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Rights at the time of redemption, in which event this Certificate may become void without any further action by the Company.

[1]	The portion of the legend in brackets shall be inserted only if applicable.

The Company may elect not to issue fractional Preferred Shares or other securities upon the exercise of any Right or Rights evidenced hereby, in which event a cash payment will be made, in lieu thereof, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of Directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated:

Attest:

By:

Name:
Title:

HOLLYSYS AUTOMATION TECHNOLOGIES LTD.

By:

Name:
Title:

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:

Name:
Title:

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto ____________________

___________________________________________________________________________

(please print name, address and social security or other identifying number of transferee)

___________________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________, 20     .

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ____________, 20 .

Signature

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certificate set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

the Rights Certificate pursuant to Section 11(a)(ii)

of the Rights Agreement.)

TO: HOLLYSYS AUTOMATION TECHNOLOGIES LTD.

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the Ordinary Shares (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

___________________________________________________________________________

(Please insert social security or other identifying number)

___________________________________________________________________________

(Please print name and address)

___________________________________________________________________________

The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless the undersigned requests that the Rights Certificate be registered in the name of and delivered to:

Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

___________________________________________________________________________

(Please print name and address)

Dated: ____________, 20 .

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(3) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ____________, 20 .

Signature

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certificate set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

the Rights Certificate other than pursuant to

Section 11(a)(ii) of the Rights Agreement.)

TO: HOLLYSYS AUTOMATION TECHNOLOGIES LTD.

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the Preferred Shares (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

___________________________________________________________________________ (Please

insert social security or other identifying number)

___________________________________________________________________________ (Please

print name and address)

If applicable, the Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such Person requests that the Rights Certificate be registered in the name of and delivered to:

Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

(Please print name and address)

Dated: ____________, 20 .

__________________________________

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(3) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ____________, 20 .

__________________________________

Signature

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the fact of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certificate set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

EXHIBIT B

HOLLYSYS AUTOMATION TECHNOLOGIES LTD.

SUMMARY OF RIGHTS

On August 27, 2010, the Board of Directors (the “Board”) of Hollysys Automation Technologies Ltd. (the “Company”) declared a dividend distribution of one “Right” for each outstanding ordinary share of the Company (the “Ordinary Shares”) to shareholders of record at the close of business on August 27, 2010 (the “Record Date”), effective as of September 27, 2010 (the “Effective Date”). Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one share of the preferred shares of the Company (the “Preferred Shares”), at a price of One Hundred Sixty Dollars ($160.00) per Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company, as “Rights Agent.”

Initially, the Rights will be attached to all certificates representing Ordinary Shares then outstanding, and no separate Rights certificates or stock statements will be distributed or provided. The Rights will separate from the Ordinary Shares and a “Distribution Date” will occur upon the earliest of the following: (i) a public announcement that a person, entity or group of affiliated or associated persons or entities (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of securities representing fifteen percent (15%) or more of the voting power of all securities of the Company then outstanding and generally entitled to vote for the election of directors of the Company (“Voting Power”) (other than (A) as a result of repurchases of shares by the Company or certain inadvertent actions by institutional or certain other shareholders, (B) the Company, any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary, and (C) certain other instances set forth in the Rights Agreement; or (ii) ten (10) business days (unless such date is extended by the Board) following the commencement of a tender offer or exchange offer which would result in any person, entity or group of affiliated or associated persons or entities becoming an Acquiring Person (unless such tender offer or exchange offer is a Permitted Offer (defined below)).

Until the Distribution Date (or earlier redemption or expiration of the Rights, if applicable), (i) the Rights will be evidenced (x) with respect to any uncertificated Ordinary Shares outstanding as of or after the Record Date, by the registration of the Ordinary Shares in the Company’s register of members in the names of the holders thereof, and (y) with respect to any certificates for Ordinary Shares outstanding as of or after the Record Date, by such Ordinary Share certificates, and (ii) the surrender for transfer of any certificates for outstanding Ordinary Shares will also constitute the transfer of the Rights associated with such Ordinary Shares, and the registration of transfer of ownership of any uncertificated Ordinary Shares will also constitute the transfer of the Rights associated with such Ordinary Shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Ordinary Shares as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable unless and until a Distribution Date occurs. The Rights will expire on the earliest of (i) September 27, 2020, (ii) consummation of a merger transaction with a person, entity or group who (x) acquired Ordinary Shares pursuant to a Permitted Offer and (y) is offering in the merger the same price per share and form of consideration paid in the Permitted Offer or (iii) redemption or exchange of the Rights by the Company as described below.

The number of Rights associated with each Ordinary Share shall be proportionately adjusted in the event of a share dividend on, or a subdivision, combination or reclassification of, the Ordinary Shares. The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for Preferred Shares, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Shares at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights, options or warrants (other than those referred to above). With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price.

B-1

In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction (whether or not the Company is the surviving corporation) or fifty percent (50%) or more of the Company’s assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of ordinary shares of either the Company, in the event that it is the surviving corporation of a merger or consolidation, or the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two (2) times the Purchase Price (such right being called the “Merger Right”). In the event that a person, entity or group becomes an Acquiring Person (unless pursuant to a tender offer or exchange offer for all outstanding Ordinary Shares at a price and on terms determined prior to the date of the first acceptance of payment for any of such shares by at least a majority of the Directors who are not officers of the Company and are not Acquiring Persons (or affiliated or associated persons or entities thereof) to be fair to, and in the best interests of, the Company and its shareholders (a “Permitted Offer”)), then proper provision shall be made so that each holder of a Right will, for a sixty (60) day period (subject to extension under certain circumstances) thereafter, have the right to receive upon exercise that number of Ordinary Shares (or, at the election of the Company, which election may be obligatory if sufficient Ordinary Shares are not available, a combination of Ordinary Shares, property, other securities (e.g., Preferred Shares) or cash (including by way of a reduction in the Purchase Price)) having a market value of two (2) times the Purchase Price (such right being called the “Subscription Right”). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Notwithstanding the foregoing, upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any Rights that are or were at any time after the Distribution Date owned by an Acquiring Person (or affiliated or associated persons or entities thereof) shall immediately become null and void.

At any time prior to the earlier to occur of (i) a person, entity or group becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), which redemption shall be effective upon the action of the Board. Additionally, the Company may, following a person, entity or group becoming an Acquiring Person, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price (i) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person (or certain related persons or entities) or (ii) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as the Acquiring Person triggering the Subscription Right beneficially owns securities representing less than fifteen percent (15%) of the outstanding Voting Power of the Company and at the time of redemption there are no other Acquiring Persons. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Subject to applicable law, the Board, at its option, may at any time after a person, group or entity becomes an Acquiring Person (but not after the acquisition by such Acquiring Person of securities representing fifty percent (50%) or more of the outstanding Voting Power of the Company), exchange all or part of the then outstanding and exercisable Rights (except for Rights which have become void) for Ordinary Shares at a rate of one Ordinary Share per Right (subject to adjustment) or, alternatively, for substitute consideration consisting of cash, securities of the Company or other assets (or any combination thereof).

Fractional Preferred Shares will be issuable; however, the Company may elect to make an adjustment in cash, in lieu of fractional shares, based on the market price of the Preferred Shares prior to the date of exercise.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to shareholders or to the Company, holders of Rights may, depending upon the circumstances, recognize taxable income in the event (i) that the Rights become exercisable for (x) Ordinary Shares or Preferred Shares (or other consideration) or (y) ordinary shares or common stock of an acquiring company in the instance of the Merger Right as set forth above or (ii) of any redemption or exchange of the Rights as set forth above.

The Company and the Rights Agent retain broad authority to amend the Rights Agreement; however, following any Distribution Date any amendment may not adversely affect the interests of holders of Rights.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. THIS SUMMARY DESCRIPTION OF THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE.

B-2